News Release
March 3, 2025 (Australia) / March 2, 2025 (North America)
SSR MINING TO VOLUNTARILY DELIST FROM ASX
DENVER - SSR Mining Inc. (Nasdaq/TSX: SSRM, ASX: SSR) ("SSR Mining" or the “Company") announces that the Company has requested and received formal approval from the Australian Securities Exchange (“ASX”) to be removed from the official list of ASX entities pursuant to ASX Listing Rule 17.11 (“Delisting”).
The Company expects that the Delisting will occur on 8 April, 2025. The Company’s CHESS depositary interests (“CDIs”) will be suspended and cease to trade on the ASX at the close of trade on 4 April, 2025.
Following the Delisting from the ASX, the Company’s common shares (“Shares”) will continue to be traded on the Nasdaq and the Toronto Stock Exchange (“TSX”) under the trading symbol ‘SSRM’.
Reasons for Delisting from the ASX
The Company is seeking to delist from the ASX due to the infrequent and low volumes traded on the ASX as compared to that of the Nasdaq and the TSX. The CDIs held on the Australian register have declined to approximately 1.74% of the Company’s total issued share capital as of 31 January, 2025.
The Company believes that the financial, administrative and compliance obligations and costs associated with maintaining the ASX listing are no longer in the best interest of its shareholders.
Proposed Timetable

Date	Event
3 March, 2025	•Written communication is sent to CDI Holders containing details of the Delisting and information on the options available to CDI Holders •The Company suspends the ability for new CDIs to be issued [1]
3 March, 2025 - 4 April, 2025	•One month notice period of Delisting
4 April, 2025 (Suspension Date)	•Last day of trading for CDIs on the ASX •CDIs are suspended from official quotation after close of market trading
8 April, 2025 (Delisting Date)	•The Company will be removed from the official list of ASX entities at the close of market trading
15 April, 2025	•Opening date for Voluntary Sale Facility
17 June, 2025	•Closing date for Voluntary Sale Facility
18 June, 2025	•Opening date for Compulsory Sale Process
21 July, 2025	•Closing date for Compulsory Sale Process
All dates and times in this announcement refer to Australian Eastern Standard / Daylight Time (as applicable) and are subject to change.

1 The Company has been granted a waiver of ASX Settlement Operating Rule 13.9.9 to allow the Company to suspend the issue of new CDIs during the period commencing on the date of this announcement until the date the Company is officially delisted from ASX.

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Delisting Conditions
The ASX has provided its approval for SSR Mining to be removed from the official list of ASX entities subject to the Company complying with certain conditions as laid out in the Appendix of this release.
Today, the Company will send a letter to each CDI Holder which sets out an overview of the Delisting process as well as the following timetable and options available to CDI holders.
SSR Mining is not required to obtain security holder approval for the Delisting.
Options available to CDI Holders
CDI Holders will have the opportunity to:
(a)Convert CDIs into Shares, listed on TSX and Nasdaq
At any time up until the closing date of the Voluntary Sale Facility (17 June, 2025), CDI Holders may request to convert their CDIs to the Company’s Shares, held on the North American share registers, on a 1:1 basis.2
Before requesting to convert, CDI Holders should verify if their current stockbroking arrangements are suitable to allow them to trade Shares on TSX or Nasdaq. If CDI Holders wish to convert their CDIs into Shares on or before the Suspension Date (4 April, 2025), they may do so by:
•(for CHESS holders) submitting a request to their sponsoring CHESS participant to assist with the conversion process or convert the CHESS holding to issuer sponsored so that the CDI Holder can follow the process for issuer sponsored holders below; or
•(for issuer sponsored holders) completing a CDI cancellation form and returning this (together with certified identification documentation where required) to the Company's Australian CDI registry, Computershare Investor Services Pty Limited (“Computershare”).
CDI Holders remaining as at the Delisting Date (8 April, 2025) will be sent a personalized request form to allow them to convert their CDIs, if they wish, into Shares up until the closing date of the Voluntary Sale Facility.
(b)Sell CDIs on the ASX
CDI Holders may sell their CDIs on the ASX at any time prior to the close of trading on the Suspension Date (4 April, 2025) by contacting their stockbroker or financial advisor who can arrange the sale. After the Suspension Date, CDI Holders will not be able to sell CDIs on the ASX.
(c)Participate in the Voluntary Sale Facility
Following Delisting, any remaining CDI Holders will be sent an election form to enable them to elect to participate in a voluntary sale facility (“Voluntary Sale Facility”), through which their CDIs will be sold, by the broker appointed by the Company, in the form of Shares on the Nasdaq or TSX and the sale proceeds remitted to them in Australian dollars or New Zealand dollars. In addition, CDI Holders who would like to receive their proceeds in other currencies will be able to enroll in Global Wire (an international wire payment service provided by Computershare) to receive the proceeds in their local currency. The Company will pay all brokerage and any related costs, levies or fees associated with the sale of Shares on the Nasdaq or TSX in connection with the Voluntary Sale Facility.
(d)Compulsory Sale Process
The ASX Settlement Operating Rules grant CHESS Depositary Nominees Pty Limited a power of sale over any remaining underlying Shares.
2 For simplicity, this announcement refers to the ability of CDI Holders to request to become the registered holder of the underlying Shares on the Canadian share register as 'conversion of CDIs into Shares'. For further details, please refer to the CDI Communication.

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Accordingly, after closure of the Voluntary Sale Facility, the Company will establish a compulsory sale process (“Compulsory Sale Process”) to facilitate CHESS Depositary Nominees Pty Limited exercising its power of sale in respect of the underlying Shares held on behalf of any remaining CDI Holders. In other words, the Compulsory Sale Process will operate by default in respect of any remaining CDI Holders who have not requested to become the registered holder of the underlying Shares on the North American share registers.
To facilitate the Compulsory Sale Process, the Company will appoint a broker who will effect the sale of Shares on behalf of the CDI Holder on the Nasdaq or TSX and the sale proceeds will be remitted to the CDI Holder in Australian dollars, New Zealand dollars or via the Global Wire service. The Company will pay all brokerage and any related costs, levies or fees associated with the sale of Shares on the Nasdaq or TSX in connection with the Compulsory Sale Process.
If the CDI Holder cannot be contacted, the proceeds will be dealt with in accordance with applicable unclaimed money laws.
As noted above, CDI Holders will today be sent a letter which provides further details regarding the options available to them relating to their CDIs and the Delisting process.
Remedies available to CDI Holders
A CDI Holder opposed to the Delisting may apply to a court in British Columbia, Canada under the British Columbia Business Corporations Act (“BCBCA”) on the basis that the Delisting is oppressive or unfairly prejudicial to the CDI Holder, or group of CDI Holders. Under the BCBCA, the court has the power to make any order it considers appropriate, including an order to prohibit the Delisting or to otherwise regulate the affairs of the Company.
Consequences of Delisting
The main consequence of the Company's Delisting for CDI Holders is that, from the time the Delisting takes effect, CDIs will no longer be quoted or traded on the ASX.
Unless CDI Holders sell their CDIs before Delisting occurs, elect to participate in the Voluntary Sale Facility or request to become the registered holder of the underlying Shares on the North American share registers, the Shares underlying their CDIs will be sold, by default, pursuant to the Compulsory Sale Process as described above.
If CDI Holders have any questions about the Delisting process, please contact Computershare on 1 300 850 505 (within Australia) or +61 3 9415 4000 (outside Australia) between 8:30am and 5:00pm (Australian Eastern Standard / Daylight Time).

About SSR Mining
SSR Mining is listed under the ticker symbol SSRM on the Nasdaq and the TSX. The Company expects to remain listed on the ASX under the ticker symbol SSR until market close on April 7, 2025
For more information, please visit www.ssrmining.com
E-Mail: invest@ssrmining.com
Phone: +1 (888) 338-0046

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Cautionary Note Regarding Forward-Looking Information and Statements:

Except for statements of historical fact relating to us, certain statements contained in this news release constitute forward-looking information, future oriented financial information, or financial outlooks (collectively “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information may be contained in this document and our other public filings. Forward-looking information relates to statements concerning our outlook and anticipated events or results and, in some cases, can be identified by terminology such as “may”, “will”, “could”, “should”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “projects”, “predict”, “potential”, “continue” or other similar expressions concerning matters that are not historical facts.

Forward-looking information and statements in this news release are based on certain key expectations and assumptions made by us. Although we believe that the expectations and assumptions on which such forward-looking information and statements are based are reasonable, undue reliance should not be placed on the forward-looking information and statements because we can give no assurance that they will prove to be correct. Forward-looking information and statements are subject to various risks and uncertainties which could cause actual results and experience to differ materially from the anticipated results or expectations expressed in this news release.

Forward-looking information and statements in this news release include any statements concerning, among other things: forecasts and timing relating to the delisting of securities from the ASX; and any and all other timing, exploration, development, operational, financial, budgetary, economic, legal, social, environmental, regulatory, and political matters that may influence or be influenced by future events or conditions.

The above list is not exhaustive of the factors that may affect any of the Company’s forward-looking information. You should not place undue reliance on forward-looking information and statements. Forward-looking information and statements are only predictions based on our current expectations and our projections about future events. Actual results may vary from such forward looking information for a variety of reasons including, but not limited to, risks and uncertainties disclosed in our filings on our website at www.ssrmining.com, on SEDAR at www.sedarplus.ca, on EDGAR at www.sec.gov and on the ASX at www.asx.com.au and other unforeseen events or circumstances. Other than as required by law, we do not intend, and undertake no obligation to update any forward-looking information to reflect, among other things, new information or future events. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Appendix – Delisting Conditions

1.1The Company sends a written or electronic communication in relation to the proposed delisting (the “CDI Communication”) to all holders of CHESS depositary interests (“CDIs”) of the Company (“CDI Holders”) and release an ASX announcement (in a form and substance satisfactory to the ASX), setting out the following:

1.1.1the nominated time and date at which the Company will be suspended and subsequently removed from the official list of ASX, entities and that:
(a)if they wish to sell their CDIs on the ASX, they should do so before then; and
(b)if they do not, thereafter they will only be able to sell their common shares of the Company (”Shares”) on-market on the Nasdaq Stock Exchange (“Nasdaq”) or Toronto Stock Exchange (“TSX”) after their CDIs are converted to Shares;

1.1.2the steps they must take to request to convert their CDIs to Shares that are able to be traded on the Nasdaq or TSX;

1.1.3generally what they will need to do if they wish to elect to participate in the voluntary sale facility to be established by the Company ('Voluntary Sale Facility') and sell their underlying Shares on the Nasdaq or TSX, including that the Company has arranged, and will pay for, a broker to effect the sale of their underlying Shares in conjunction with the delisting; and

1.1.4the steps that will be undertaken by the Company and CHESS Depositary Nominees if the CDI Holders do not request to convert their CDIs to Shares or elect to participate in the Voluntary Sale Facility (namely, the compulsory sale process to be conducted by the Company); and

1.2Delisting should not take place any earlier than one month after the CDI Communication has been sent to CDI Holders.

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